                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75455 of The Clorox Company on Form S-3 of our report dated August 25, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Oakland, California
September 26, 2000